Exhibit 99.1
ENDO REPORTS THIRD-QUARTER 2020 FINANCIAL RESULTS AND
RAISES FULL YEAR 2020 FINANCIAL GUIDANCE
DUBLIN, November 5, 2020 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the third-quarter ended September 30, 2020.
"Our third-quarter 2020 results reflect growth in our Branded Pharmaceuticals segment as utilization of physician administered products continues returning toward pre-COVID-19 levels. Additionally, our Sterile Injectables segment performed better than expected during the quarter driven by both favorable customer purchasing patterns and higher underlying utilization for certain critical-care products," said Blaise Coleman, President and Chief Executive Officer at Endo. "Given our year to date performance, we are raising our full-year 2020 financial guidance."
Mr. Coleman continued, "Our recently announced actions to further optimize our Company’s operations and to acquire BioSpecifics support the advancement of our key strategic priorities and better position us to create long-term sustainable value."
THIRD-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019 (1)	Change	2020	2019 (1)	Change
Total Revenues, Net	$634,860	$729,426	(13)%	$2,142,853	$2,149,564	—%
Reported (Loss) Income from Continuing Operations	$(68,974)	$(41,431)	66%	$106,217	$(152,095)	NM
Reported Diluted Weighted Average Shares	230,040	226,598	2%	233,379	225,804	3%
Reported Diluted Net (Loss) Income per Share from Continuing Operations	$(0.30)	$(0.18)	67%	$0.46	$(0.67)	NM
Reported Net (Loss) Income	$(75,887)	$(79,415)	(4)%	$64,601	$(203,993)	NM
Adjusted Income from Continuing Operations	$122,275	$152,686	(20)%	$494,375	$430,847	15%
Adjusted Diluted Weighted Average Shares (2)	233,442	230,907	1%	233,379	231,751	1%
Adjusted Diluted Net Income per Share from Continuing Operations	$0.52	$0.66	(21)%	$2.12	$1.86	14%
Adjusted EBITDA	$286,700	$335,656	(15)%	$1,044,307	$1,012,836	3%
__________
(1)Certain prior period adjusted amounts have been revised as a result of a change in the Company’s definition of its adjusted financial metrics. Refer to the “Supplemental Financial Information” section below for additional discussion.
(2)Reported Diluted Net (Loss) Income per Share from continuing operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
CONSOLIDATED RESULTS
Total revenues were $635 million in third-quarter 2020, a decrease of 13% compared to $729 million during the same period in 2019. This result was primarily attributable to decreased Generic Pharmaceuticals segment revenues.

Reported loss from continuing operations in third-quarter 2020 was $69 million compared to reported loss from continuing operations of $41 million during the same period in 2019. This result was driven by severance and other restructuring charges related to the previously announced strategic initiatives to further optimize Endo’s operations. Reported diluted net loss per share from continuing operations in third-quarter 2020 was $0.30 compared to reported diluted net loss per share from continuing operations of $0.18 in third-quarter 2019.
Adjusted income from continuing operations in third-quarter 2020 was $122 million compared to $153 million in third-quarter 2019. This decrease was primarily attributable to lower adjusted gross margin in the Generic Pharmaceuticals segment due to a decline in revenues. Adjusted diluted net income per share from continuing operations in third-quarter 2020 was $0.52 compared to $0.66 in third-quarter 2019.
BRANDED PHARMACEUTICALS SEGMENT
Third-quarter 2020 Branded Pharmaceuticals segment revenues were $224 million, an increase of 3% compared to $217 million during third-quarter 2019.
Specialty Products revenues increased 6% to $140 million in third-quarter 2020 compared to $132 million in third-quarter 2019, with sales of XIAFLEX® increasing 7% to $88 million compared to $83 million in third-quarter 2019. Established Products revenues decreased 2% to $84 million in third-quarter 2020 compared to $85 million in third-quarter 2019 due to ongoing competitive pressures in the portfolio.
STERILE INJECTABLES SEGMENT
Third-quarter 2020 Sterile Injectables segment revenues were $251 million, a decrease of 5% compared to $264 million during third-quarter 2019. This decrease was primarily driven by reduced APLISOL® revenues due to a nonrecurring resupply benefit which occurred during third-quarter 2019 and ongoing competitive pressures on certain products. The foregoing decrease was significantly offset by increased VASOSTRICT® revenues.
During the quarter, Endo also announced a fill-finish manufacturing and services agreement for Novavax’s COVID-19 vaccine candidate, NVX-CoV2373.
GENERIC PHARMACEUTICALS SEGMENT
Third-quarter 2020 Generic Pharmaceuticals segment revenues were $136 million, a decrease of 38% compared to $218 million during third-quarter 2019. This decrease was primarily attributable to continued competitive pressures on certain key products.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Third-quarter 2020 International Pharmaceuticals segment revenues decreased 20% to $24 million compared to $30 million during third-quarter 2019.

FULL YEAR 2020 GUIDANCE
Endo is raising financial guidance for full-year 2020. The outlook ranges below reflect a number of assumptions that are subject to change including, among other things, uncertainties related to the COVID-19 pandemic.

Full-Year 2020
	Prior Guidance	Current Guidance
Total Revenues, Net	$2.60B to $2.70B	$2.75B to $2.80B
Adjusted EBITDA	$1.19B to $1.23B	$1.30B to $1.32B
Adjusted Diluted Net Income per Share from Continuing Operations	$2.00 to $2.15	$2.50 to $2.55
Adjusted Gross Margin	~66.5% to ~67.0%	~67.0%
Adjusted Operating Expenses as a Percentage of Total Revenues, Net	~25.0% to ~25.5%	~23.5%
Adjusted Interest Expense	~$530M to ~$535M	~$525M
Adjusted Effective Tax Rate	~14.0% to ~15.0%	~13.5%
Adjusted Diluted Weighted Average Shares	~234M	~234M

BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of September 30, 2020, the Company had approximately $1.7 billion in unrestricted cash; $8.3 billion of debt; and a net debt to adjusted EBITDA ratio of 4.7.
Third-quarter 2020 cash used in operating activities was $77 million, compared to $33 million of net cash provided by operating activities during third-quarter 2019.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow, November 6, 2020, at 7:30 a.m. EST. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 4073637. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from November 6, 2020 at 10:30 a.m. ET until 10:30 a.m. ET on November 13, 2020 by dialing U.S./Canada (855) 859-2056 International (404) 537-3406, and entering the passcode 4073637.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three and nine months ended September 30, 2020 and 2019 (dollars in thousands):

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2020	2019		2020	2019
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$88,167	$82,756	7%	$211,022	$226,118	(7)%
SUPPRELIN® LA	28,229	20,772	36%	63,344	66,542	(5)%
Other Specialty (1)	23,724	28,470	(17)%	68,795	78,397	(12)%
Total Specialty Products	$140,120	$131,998	6%	$343,161	$371,057	(8)%
Established Products:
PERCOCET®	$27,508	$28,561	(4)%	$82,789	$88,199	(6)%
TESTOPEL®	18,068	13,236	37%	26,877	40,830	(34)%
Other Established (2)	37,986	43,518	(13)%	104,449	129,765	(20)%
Total Established Products	$83,562	$85,315	(2)%	$214,115	$258,794	(17)%
Total Branded Pharmaceuticals (3)	$223,682	$217,313	3%	$557,276	$629,851	(12)%
Sterile Injectables:
VASOSTRICT®	$155,412	$129,691	20%	$572,530	$384,854	49%
ADRENALIN®	30,662	40,311	(24)%	120,335	133,468	(10)%
Ertapenem for injection	16,784	21,853	(23)%	46,648	79,619	(41)%
APLISOL®	9,443	28,085	(66)%	25,821	55,996	(54)%
Other Sterile Injectables (4)	39,092	43,695	(11)%	141,663	124,026	14%
Total Sterile Injectables (3)	$251,393	$263,635	(5)%	$906,997	$777,963	17%
Total Generic Pharmaceuticals	$135,508	$218,012	(38)%	$602,670	$654,322	(8)%
Total International Pharmaceuticals	$24,277	$30,466	(20)%	$75,910	$87,428	(13)%
Total revenues, net	$634,860	$729,426	(13)%	$2,142,853	$2,149,564	—%
__________
(1)Products included within Other Specialty are NASCOBAL® Nasal Spray and AVEED®.
(2)Products included within Other Established include, but are not limited to, EDEX® and LIDODERM®.
(3)Individual products presented above represent the top two performing products in each product category for either the three or nine months ended September 30, 2020 and/or any product having revenues in excess of $25 million during any quarterly period in 2020 or 2019.
(4)Products included within Other Sterile Injectables include ephedrine sulfate injection and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and nine months ended September 30, 2020 and 2019 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
TOTAL REVENUES, NET	$634,860	$729,426	$2,142,853	$2,149,564
COSTS AND EXPENSES:
Cost of revenues	348,077	389,165	1,072,972	1,169,282
Selling, general and administrative	182,259	168,329	522,285	471,749
Research and development	32,055	36,519	94,165	96,353
Litigation-related and other contingencies, net	1,810	(14,414)	(23,938)	(4,093)
Asset impairment charges	8,412	4,766	106,197	258,652
Acquisition-related and integration items, net	(1,407)	16,025	17,100	(26,983)
Interest expense, net	135,648	136,903	397,689	404,387
Gain on extinguishment of debt	—	—	—	(119,828)
Other (income) expense, net	(7,194)	16,203	(25,318)	20,408
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(64,800)	$(24,070)	$(18,299)	$(120,363)
INCOME TAX EXPENSE (BENEFIT)	4,174	17,361	(124,516)	31,732
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(68,974)	$(41,431)	$106,217	$(152,095)
DISCONTINUED OPERATIONS, NET OF TAX	(6,913)	(37,984)	(41,616)	(51,898)
NET (LOSS) INCOME	$(75,887)	$(79,415)	$64,601	$(203,993)
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(0.30)	$(0.18)	$0.46	$(0.67)
Discontinued operations	(0.03)	(0.17)	(0.18)	(0.23)
Basic	$(0.33)	$(0.35)	$0.28	$(0.90)
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(0.30)	$(0.18)	$0.46	$(0.67)
Discontinued operations	(0.03)	(0.17)	(0.18)	(0.23)
Diluted	$(0.33)	$(0.35)	$0.28	$(0.90)
WEIGHTED AVERAGE SHARES:
Basic	230,040	226,598	228,985	225,804
Diluted	230,040	226,598	233,379	225,804

The following table presents unaudited Condensed Consolidated Balance Sheet data at September 30, 2020 and December 31, 2019 (in thousands):

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,679,738	$1,454,531
Restricted cash and cash equivalents	162,648	247,457
Accounts receivable	473,368	467,953
Inventories, net	354,903	327,865
Other current assets	132,163	88,412
Total current assets	$2,802,820	$2,586,218
TOTAL NON-CURRENT ASSETS	6,362,423	6,803,309
TOTAL ASSETS	$9,165,243	$9,389,527
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,243,158	$1,412,954
Other current liabilities	47,840	47,335
Total current liabilities	$1,290,998	$1,460,289
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,286,351	8,359,899
OTHER LIABILITIES	370,376	435,883
SHAREHOLDERS' DEFICIT	(782,482)	(866,544)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$9,165,243	$9,389,527

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the nine months ended September 30, 2020 and 2019 (in thousands):

	Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES:
Net income (loss)	$64,601	$(203,993)
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities:
Depreciation and amortization	391,463	468,409
Asset impairment charges	106,197	258,652
Other, including cash payments to claimants from Qualified Settlement Funds	(272,818)	(403,824)
Net cash provided by operating activities	$289,443	$119,244
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(52,692)	$(47,812)
Proceeds from sale of business and other assets, net	6,377	4,780
Other	(3,915)	(2,295)
Net cash used in investing activities	$(50,230)	$(45,327)
FINANCING ACTIVITIES:
(Payments on) proceeds from borrowings, net	$(86,887)	$247,897
Other	(11,470)	(28,333)
Net cash (used in) provided by financing activities	$(98,357)	$219,564
Effect of foreign exchange rate	(458)	780
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$140,398	$294,261
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,720,388	1,476,837
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,860,786	$1,771,098

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Effective January 1, 2020, the Company revised its definition of its adjusted financial metrics to exclude certain legal costs. The Company believes that such costs are not indicative of business performance and that excluding them more accurately reflects the Company’s results and better enables management to compare financial results between periods. As a result of this change, the Company’s adjusted financial metrics now exclude opioid-related legal expenses. Prior period adjusted results throughout this document have also been adjusted to reflect this change. The impact of excluding these costs during the three and nine months ended September 30, 2020 and 2019 is reflected in the Certain legal costs lines of each of the following reconciliation tables.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income (GAAP)	$(75,887)	$(79,415)	$64,601	$(203,993)
Income tax expense (benefit)	4,174	17,361	(124,516)	31,732
Interest expense, net	135,648	136,903	397,689	404,387
Depreciation and amortization (13)	120,974	147,621	376,787	468,409
EBITDA (non-GAAP)	$184,909	$222,470	$714,561	$700,535

Upfront and milestone-related payments (2)	275	1,672	2,469	4,055
Continuity and separation benefits and other cost reductions (3)	67,692	11,023	100,356	15,172
Certain litigation-related and other contingencies, net (4)	1,810	(14,414)	(23,938)	(4,093)
Certain legal costs (5)	18,343	14,556	51,884	50,229
Asset impairment charges (6)	8,412	4,766	106,197	258,652
Fair value of contingent consideration (7)	(1,407)	16,025	17,100	(26,983)
Gain on extinguishment of debt (8)	—	—	—	(119,828)
Share-based compensation (13)	6,585	11,576	28,262	48,909
Other (income) expense, net (14)	(7,194)	16,203	(25,318)	20,408
Other (9)	362	13,795	31,118	13,882
Discontinued operations, net of tax (11)	6,913	37,984	41,616	51,898
Adjusted EBITDA (non-GAAP)	$286,700	$335,656	$1,044,307	$1,012,836

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s (Loss) income from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(Loss) income from continuing operations (GAAP)	$(68,974)	$(41,431)	$106,217	$(152,095)
Non-GAAP adjustments:
Amortization of intangible assets (1)	104,066	131,932	325,801	417,949
Upfront and milestone-related payments (2)	275	1,672	2,469	4,055
Continuity and separation benefits and other cost reductions (3)	67,692	11,023	100,356	15,172
Certain litigation-related and other contingencies, net (4)	1,810	(14,414)	(23,938)	(4,093)
Certain legal costs (5)	18,343	14,556	51,884	50,229
Asset impairment charges (6)	8,412	4,766	106,197	258,652
Fair value of contingent consideration (7)	(1,407)	16,025	17,100	(26,983)
Gain on extinguishment of debt (8)	—	—	—	(119,828)
Other (9)	(1,898)	28,634	13,437	30,254
Tax adjustments (10)	(6,044)	(77)	(205,148)	(42,465)
Adjusted income from continuing operations (non-GAAP)	$122,275	$152,686	$494,375	$430,847

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and nine months ended September 30, 2020 and 2019 (in thousands, except per share data):

Three Months Ended September 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (12)
Reported (GAAP)	$634,860	$348,077	$286,783	45.2%	$223,129	35.1%	$63,654	10.0%	$128,454	$(64,800)	$4,174	(6.4)%	$(68,974)	$(6,913)	$(75,887)	$(0.30)
Items impacting comparability:
Amortization of intangible assets (1)	—	(104,066)	104,066		—		104,066		—	104,066	—		104,066	—	104,066
Upfront and milestone-related payments (2)	—	(125)	125		(150)		275		—	275	—		275	—	275
Continuity and separation benefits and other cost reductions (3)	—	(36,550)	36,550		(31,142)		67,692		—	67,692	—		67,692	—	67,692
Certain litigation-related and other contingencies, net (4)	—	—	—		(1,810)		1,810		—	1,810	—		1,810	—	1,810
Certain legal costs (5)	—	—	—		(18,343)		18,343		—	18,343	—		18,343	—	18,343
Asset impairment charges (6)	—	—	—		(8,412)		8,412		—	8,412	—		8,412	—	8,412
Fair value of contingent consideration (7)	—	—	—		1,407		(1,407)		—	(1,407)	—		(1,407)	—	(1,407)
Other (9)	—	—	—		(369)		369		2,267	(1,898)	—		(1,898)	—	(1,898)
Tax adjustments (10)	—	—	—		—		—		—	—	6,044		(6,044)	—	(6,044)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	6,913	6,913
After considering items (non-GAAP)	$634,860	$207,336	$427,524	67.3%	$164,310	25.9%	$263,214	41.5%	$130,721	$132,493	$10,218	7.7%	$122,275	$—	$122,275	$0.52

Three Months Ended September 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (12)
Reported (GAAP)	$729,426	$389,165	$340,261	46.6%	$211,225	29.0%	$129,036	17.7%	$153,106	$(24,070)	$17,361	(72.1)%	$(41,431)	$(37,984)	$(79,415)	$(0.18)
Items impacting comparability:
Amortization of intangible assets (1)	—	(131,932)	131,932		—		131,932		—	131,932	—		131,932	—	131,932
Upfront and milestone-related payments (2)	—	(542)	542		(1,130)		1,672		—	1,672	—		1,672	—	1,672
Continuity and separation benefits and other cost reductions (3)	—	(1,004)	1,004		(10,019)		11,023		—	11,023	—		11,023	—	11,023
Certain litigation-related and other contingencies, net (4)	—	—	—		14,414		(14,414)		—	(14,414)	—		(14,414)	—	(14,414)
Certain legal costs (5)	—	—	—		(14,556)		14,556		—	14,556	—		14,556	—	14,556
Asset impairment charges (6)	—	—	—		(4,766)		4,766		—	4,766	—		4,766	—	4,766
Fair value of contingent consideration (7)	—	—	—		(16,025)		16,025		—	16,025	—		16,025	—	16,025
Other (9)	—	—	—		(14,053)		14,053		(14,581)	28,634	—		28,634	—	28,634
Tax adjustments (10)	—	—	—		—		—		—	—	77		(77)	—	(77)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	37,984	37,984
After considering items (non-GAAP)	$729,426	$255,687	$473,739	64.9%	$165,090	22.6%	$308,649	42.3%	$138,525	$170,124	$17,438	10.3%	$152,686	$—	$152,686	$0.66

Nine Months Ended September 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (12)
Reported (GAAP)	$2,142,853	$1,072,972	$1,069,881	49.9%	$715,809	33.4%	$354,072	16.5%	$372,371	$(18,299)	$(124,516)	680.5%	$106,217	$(41,616)	$64,601	$0.46
Items impacting comparability:
Amortization of intangible assets (1)	—	(325,801)	325,801		—		325,801		—	325,801	—		325,801	—	325,801
Upfront and milestone-related payments (2)	—	(792)	792		(1,677)		2,469		—	2,469	—		2,469	—	2,469
Continuity and separation benefits and other cost reductions (3)	—	(43,692)	43,692		(56,664)		100,356		—	100,356	—		100,356	—	100,356
Certain litigation-related and other contingencies, net (4)	—	—	—		23,938		(23,938)		—	(23,938)	—		(23,938)	—	(23,938)
Certain legal costs (5)	—	—	—		(51,884)		51,884		—	51,884	—		51,884	—	51,884
Asset impairment charges (6)	—	—	—		(106,197)		106,197		—	106,197	—		106,197	—	106,197
Fair value of contingent consideration (7)	—	—	—		(17,100)		17,100		—	17,100	—		17,100	—	17,100
Other (9)	—	—	—		(31,118)		31,118		17,681	13,437	—		13,437	—	13,437
Tax adjustments (10)	—	—	—		—		—		—	—	205,148		(205,148)	—	(205,148)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	41,616	41,616
After considering items (non-GAAP)	$2,142,853	$702,687	$1,440,166	67.2%	$475,107	22.2%	$965,059	45.0%	$390,052	$575,007	$80,632	14.0%	$494,375	$—	$494,375	$2.12

Nine Months Ended September 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (12)
Reported (GAAP)	$2,149,564	$1,169,282	$980,282	45.6%	$795,678	37.0%	$184,604	8.6%	$304,967	$(120,363)	$31,732	(26.4)%	$(152,095)	$(51,898)	$(203,993)	$(0.67)
Items impacting comparability:
Amortization of intangible assets (1)	—	(417,949)	417,949		—		417,949		—	417,949	—		417,949	—	417,949
Upfront and milestone-related payments (2)	—	(1,942)	1,942		(2,113)		4,055		—	4,055	—		4,055	—	4,055
Continuity and separation benefits and other cost reductions (3)	—	(1,004)	1,004		(14,168)		15,172		—	15,172	—		15,172	—	15,172
Certain litigation-related and other contingencies, net (4)	—	—	—		4,093		(4,093)		—	(4,093)	—		(4,093)	—	(4,093)
Certain legal costs (5)	—	—	—		(50,229)		50,229		—	50,229	—		50,229	—	50,229
Asset impairment charges (6)	—	—	—		(258,652)		258,652		—	258,652	—		258,652	—	258,652
Fair value of contingent consideration (7)	—	—	—		26,983		(26,983)		—	(26,983)	—		(26,983)	—	(26,983)
Gain on extinguishment of debt (8)	—	—	—		—		—		119,828	(119,828)	—		(119,828)	—	(119,828)
Other (9)	—	—	—		(13,878)		13,878		(16,376)	30,254	—		30,254	—	30,254
Tax adjustments (10)	—	—	—		—		—		—	—	42,465		(42,465)	—	(42,465)
Exclude discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	51,898	51,898
After considering items (non-GAAP)	$2,149,564	$748,387	$1,401,177	65.2%	$487,714	22.7%	$913,463	42.5%	$408,419	$505,044	$74,197	14.7%	$430,847	$—	$430,847	$1.86

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and nine months ended September 30, 2020 and 2019 are as follows:
(1)Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Amortization of intangible assets excluding fair value step-up from contingent consideration	$103,249	$128,865	$323,350	$400,203
Amortization of intangible assets related to fair value step-up from contingent consideration	817	3,067	2,451	17,746
Total	$104,066	$131,932	$325,801	$417,949
(2)Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended September 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$125	$—	$542	$—
Development-based	—	150	—	1,130
Total	$125	$150	$542	$1,130

	Nine Months Ended September 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$792	$—	$1,942	$—
Development-based	—	1,677	—	2,113
Total	$792	$1,677	$1,942	$2,113
(3)Adjustments for continuity and separation benefits and other cost reductions included the following (in thousands):

	Three Months Ended September 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$32,048	$25,906	$1,004	$5,672
Accelerated depreciation charges	4,502	1,789	—	—
Other	—	3,447	—	4,347
Total	$36,550	$31,142	$1,004	$10,019

	Nine Months Ended September 30,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$33,190	$42,681	$1,004	$7,884
Accelerated depreciation charges	10,528	4,148	—	—
Other	(26)	9,835	—	6,284
Total	$43,692	$56,664	$1,004	$14,168
Included within the Continuity and separation benefits line are costs associated with certain continuity and transitional compensation arrangements for certain senior management of the Company. Additionally, amounts during the three and nine months ended September 30, 2020 include severance and other restructuring charges related to the previously announced strategic initiatives to further optimize Endo’s operations.
(4)To exclude adjustments to accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by subsidiaries.
(5)To exclude opioid-related legal expenses.

(6)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Goodwill impairment charges	$—	$—	$32,786	$151,108
Other intangible asset impairment charges	2,020	4,261	65,771	104,660
Property, plant and equipment impairment charges	—	505	1,248	2,884
Operating lease right-of-use asset impairment charges	6,392	—	6,392	—
Total asset impairment charges	$8,412	$4,766	$106,197	$258,652
(7)To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(8)To exclude the gain on the extinguishment of debt associated with the Company’s March 2019 refinancing.
(9)The Other row included in each of the above reconciliations of GAAP financial measures to Non-GAAP financial measures (except for the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP)) includes the following (in thousands):

	Three Months Ended September 30,
	2020		2019
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$1,663	$—	$(922)
(Gain) loss on sale of business and other assets	—	—	—	1
Debt modification costs	369	—	—	—
Other miscellaneous	—	(3,930)	14,053	15,502
Total	$369	$(2,267)	$14,053	$14,581

	Nine Months Ended September 30,
	2020		2019
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(2,426)	$—	$2,874
(Gain) loss on sale of business and other assets	—	(11,325)	—	(2,000)
Debt modification costs	31,118	—	—	—
Other miscellaneous	—	(3,930)	13,878	15,502
Total	$31,118	$(17,681)	$13,878	$16,376
The Other row included in the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing "Operating expenses" columns.
(10)Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(11)To exclude the results of the businesses reported as discontinued operations, net of tax.
(12)Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP	230,040	226,598	233,379	225,804
Non-GAAP Adjusted	233,442	230,907	233,379	231,751
(13)Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Continuity and separation benefits and other cost reductions.
(14)To exclude Other (income) expense, net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of the Company’s Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended September 30, 2020 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended September 30, 2020
Net loss (GAAP)	$(154,042)
Income tax benefit	(140,568)
Interest expense, net	532,036
Depreciation and amortization (13)	521,240
EBITDA (non-GAAP)	$758,666

Upfront and milestone-related payments	$5,037
Continuity and separation benefits and other cost reductions	119,782
Certain litigation-related and other contingencies, net	(8,634)
Certain legal costs	66,937
Asset impairment charges	373,627
Fair value of contingent consideration	(2,015)
Share-based compensation (13)	38,495
Other income, net	(29,049)
Other	31,027
Discontinued operations, net of tax	51,770
Adjusted EBITDA (non-GAAP)	$1,405,643

Calculation of Net Debt:
Debt	$8,320,501
Cash (excluding Restricted Cash)	1,679,738
Net Debt (non-GAAP)	$6,640,763

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	4.7

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Coleman, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts, regulatory approvals and the proposed acquisition of BioSpecifics Technologies Corp., together with Endo’s net income per share from continuing operations amounts, product net sales, revenue forecasts, the impact of and response to the COVID-19 pandemic and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.

All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic and/or optimization initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; the timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, the impact of and response to the COVID-19 pandemic and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833
#####